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                                    OFFER OF
                            TYCO ACQUISITION CORP. X
                                  TO EXCHANGE
                                 COMMON SHARES
                                       OF
                            TYCO INTERNATIONAL LTD.
                            HAVING A VALUE OF $7.50
                  (DETERMINED AS DESCRIBED IN THE PROSPECTUS)
                                      FOR
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                           PURCHASE PREFERRED STOCK)
                                       OF
                                INNERDYNE, INC.

               PURSUANT TO THE PROSPECTUS DATED OCTOBER 18, 2000

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON TUESDAY, NOVEMBER 14, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                October 18, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies And Other Nominees:

    Tyco Acquisition Corp. X ("Tyco Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), a Bermuda company, is offering to exchange a fraction of a Tyco common share, par value $0.20 per share (the "Tyco Common Shares"), having a value of $7.50 (determined as described in the Prospectus dated October 18, 2000 (the "Prospectus")), for each outstanding share of common stock, par value $0.01 per share (together with the associated rights to purchase preferred stock, the "InnerDyne Shares"), of InnerDyne, Inc. ("InnerDyne"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer ") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 3, 2000 (the " Merger Agreement"), among Tyco Acquisition, VLMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Tyco Acquisition ("Merger Sub"), and InnerDyne and guaranteed by Tyco. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into InnerDyne (the "Merger"), with InnerDyne surviving the Merger as a wholly-owned subsidiary of Tyco Acquisition. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold InnerDyne Shares registered in your name or in the name of your nominee.

    The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "The Offer--Conditions of the Offer" in the Prospectus.

    For your information and for forwarding to your clients for whom you hold InnerDyne Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

    1. The Prospectus dated October 18, 2000.
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    2. The Letter of Transmittal, including a Certification of Taxpayer
Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering InnerDyne Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender InnerDyne Shares.

    3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing InnerDyne Shares are not immediately available or if such certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent") on or prior to the expiration date (as described in the Prospectus) or if the procedures for book-entry transfer cannot be completed by the expiration date.

    4. A printed form of letter which may be sent to your clients for whose accounts you hold InnerDyne Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    6. A return envelope addressed to the Exchange Agent for your use only.

    Your attention is invited to the following:

    1. The consideration per InnerDyne Share is a fraction of a Tyco Common Share having a value of $7.50 (determined as described in the Prospectus).

    2. The Offer is being made for all outstanding InnerDyne Shares.

    3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 14, 2000, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of InnerDyne Shares which represent at least a majority of the total issued and outstanding InnerDyne Shares on a fully diluted basis and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions, if any are applicable to the Offer. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail.

    5. The InnerDyne board of directors (1) has determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the InnerDyne stockholders, (2) has approved the Merger, the Offer and the Merger Agreement and (3) recommends that the InnerDyne stockholders accept the Offer and tender their InnerDyne Shares pursuant thereto and approve and adopt the Merger Agreement.

    6. Cash will be paid in lieu of any fraction of a Tyco Common Share to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

    Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Tyco Acquisition will accept for exchange InnerDyne Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Tyco Acquisition gives oral or written notice to the Exchange Agent of Tyco Acquisition's acceptance of such InnerDyne Shares for exchange pursuant to the Offer. Delivery of Tyco Common Shares pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such InnerDyne Shares, or timely confirmation of a book-entry transfer of such InnerDyne Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Offer--Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a

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properly completed and manually signed facsimile thereof) or an "Agent's
Message" (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

    Neither Tyco Acquisition nor any officer, director, stockholder, agent or other representative of Tyco Acquisition will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of InnerDyne Shares pursuant to the Offer.

    Tyco Acquisition will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 14, 2000, UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of InnerDyne Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered InnerDyne Shares should be delivered or such InnerDyne Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

    If holders of InnerDyne Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in the Prospectus under "The Offer--Procedure for Tendering."

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                          Very truly yours,
                                          TYCO ACQUISITION CORP. X

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF TYCO, TYCO ACQUISITION, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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